SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 9, 2023

LOYALTY VENTURES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40776	87-1353472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8235 DOUGLAS AVENUE, SUITE 1200

DALLAS, TX 75225

(Address and Zip Code of Principal Executive Offices)

(972) 338-5170

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LYLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01 Entry into a Material Definitive Agreement.

Transaction Support Agreement

On March 10, 2023 (the “Petition Date”), Loyalty Ventures Inc., a Delaware corporation (the “Company”) and certain of its direct and indirect subsidiaries (each, individually a “Debtor,” and collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). In addition, LoyaltyOne, Co., an unlimited liability company incorporated under the laws of Nova Scotia (“LoyaltyOne”) and an indirect subsidiary of the Company, intends to seek creditor protection in Canada (the “CCAA Proceeding”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”). The Chapter 11 Cases and the CCAA Proceeding are collectively referred to herein as the “Cases.”

In connection with the commencement of the Chapter 11 Cases, on March 10, 2023, the Debtors, LoyaltyOne and certain of the Company’s other direct and indirect subsidiaries (collectively, the “Company Parties”) executed a Transaction Support Agreement (and together with all exhibits and schedules thereto, the “TSA”) with the following parties: (i) certain lenders party to that certain credit agreement, dated as of November 3, 2021 (as amended, supplemented or otherwise modified, the “Credit Agreement”), by and among the Company, certain subsidiaries as additional borrowers and certain subsidiaries as guarantors, the lenders party thereto and Bank of America, N.A. (the “Administrative Agent”), as administrative agent and collateral agent, who have extended Term A Loans (the “Term A Loans”) to the Company pursuant to the Credit Agreement (together with any additional lenders holding Term A Loans that become party to the TSA, the “Consenting Term A Loan Lenders”); (ii) certain lenders party to the Credit Agreement who have extended Term B Loans (the “Term B Loans”) to the Company pursuant to the Credit Agreement (together with any additional lenders holding Term B Loans that become party to the TSA, the “Consenting Term B Loan Lenders”); (iii) certain lenders party to the Credit Agreement who have extended revolving loans (the “Revolving Loans”, and together with the Term A Loans and Term B Loans, the “Loans”) to the Company pursuant to the Credit Agreement (together with any additional lenders holding Revolving Loans that become party to the TSA, the “Consenting Revolving Lenders,” and together with the Consenting Term A Loan Lenders and Consenting Term B Loan Lenders, the “Consenting Lenders”); and (iv) the Administrative Agent in its capacity as administrative agent under the Credit Agreement (and together with the Consenting Lenders, the “Consenting Stakeholders”). The TSA will become effective and binding on the parties once executed signature pages thereto are delivered by (a) holders of 66 2/3% of the claims against the Debtors arising under the Term A Loans, Term B Loans and Revolving Loans under the Credit Agreement and (b) the Administrative Agent.

As set forth in the TSA, the parties to the TSA have, among other things, agreed to the principal terms of a proposed financial restructuring of the Company Parties (the “Transactions”), which will be implemented through, among other agreements, (i) the Stalking Horse Transaction Agreement (as defined below) attached to the TSA as Exhibit A thereto, and such transactions contemplated thereby and approved in accordance with the SISP (as defined below); (ii) the term sheet for the CCAA DIP Facility (as defined below) attached to the TSA as Exhibit B thereto (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and of the TSA, the “CCAA DIP Term Sheet”); (iii) the BrandLoyalty Transaction Agreements (as defined in the TSA) attached to the TSA as Exhibit C thereto (and together with the Stalking Horse Transaction Agreement, the CCAA DIP Term Sheet, the Intercompany DIP Term Sheet (as defined below) and the Combined DS and Plan (as defined below), the “Transaction Documents”); (iv) a term sheet for an intercompany DIP facility in an amount not to exceed $30,000,000 (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and of the TSA, the “Intercompany DIP Term Sheet”), which Intercompany DIP Term Sheet will be in form and substance acceptable to the Company Parties and Consenting Lenders holding at least a majority of the aggregate principal amount of Loans held by the Consenting Term A Loan Lenders, Consenting Term B Loan Lenders and Consenting Revolving Lenders (collectively, the “Required Consenting Lenders”); and (v) a Combined Disclosure Statement and Joint Chapter 11 Plan of Loyalty Ventures Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (including any exhibits, schedules, annexes and other attachments thereto, each as may be modified in accordance with the terms thereof and of the TSA, the “Combined DS and Plan”) in conjunction with the Chapter 11 Cases, which Combined DS and Plan will be in form and substance acceptable to the Company Parties and to the Required Consenting Lenders.

Pursuant to the TSA: (i) each of the Consenting Stakeholders has agreed to, among other things and subject to certain exceptions: (A) support, and take all reasonable actions necessary (or reasonably requested by the Company Parties) to facilitate the implementation and consummation of the Transactions; (B) not directly or indirectly seek, propose, support, assist, solicit or vote for any Alternative Transaction (as defined in the TSA to include, in part, any plan, proposal or offer of dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, amalgamation, arrangement, joint venture, partnership, sale of assets or shares or restructuring of any of the Company Parties, in each case that is an alternative to the Transactions); (C) not file or have filed on its behalf any motion, pleading or other document with the Canadian Court, the Bankruptcy Court or any other court that, in whole or in part, is inconsistent with the TSA, any other Definitive Document (as defined in the TSA) or the Transactions; and (D) reasonably cooperate in good faith and coordinate with the Company Parties to structure and implement the Transactions in a tax-efficient manner; and (ii) each of the Consenting Lenders has agreed to, among other things and subject to certain exceptions: (A) validly and timely deliver, and not withdraw, the consents, proxies, signature pages, tenders or other means of voting or participating in the Transactions with respect to all of its Company Claims (as defined in the TSA) and equity interests in the Company Parties; and (B) not opt out of the release provisions contained in the Combined DS and Plan.

Pursuant to the TSA, each Consenting Lender has agreed that during the Transaction Support Period (as defined in the TSA), such Consenting Lender will forbear from exercising its rights and remedies under the Credit Agreement and the other loan documents and applicable law against the Company Parties (or any of their respective assets or properties) after the occurrence of any Event of Default under the Credit Agreement, including as a result of certain enumerated events in the TSA, whether or not constituting an Event of Default. In the event that the BrandLoyalty Transaction Agreements are terminated or the sale of the Company’s BrandLoyalty business is not consummated in accordance with the BrandLoyalty Transaction Agreements, the forbearance will terminate with respect to the BL Entities (as defined in the consent relating to the sale of the BrandLoyalty business) upon notice to the Company Parties.

The TSA may be terminated by the Consenting Lenders holding at least a majority of the aggregate outstanding principal amount held by all of the Consenting Lenders of the Revolving Exposure (as defined in the Credit Agreement), the Term A Loans and the Term B Loans, taken together, upon the occurrence of certain specified events, including without limitation: (i) a breach in any material respect by the Company Parties of any of their covenants, obligations, representations or warranties under the TSA, any Definitive Document or the terms of any material order issued by the Canadian Court or the Bankruptcy Court, as the case may be, the effect of which would have a material adverse effect on the ability of the Company Parties to consummate the Transactions, and such breach remains uncured for a period of five business days from the receipt of notice of such breach or (ii) a failure to meet certain milestones (unless the applicable milestone is extended or waived in accordance with the TSA) including, with respect to the Chapter 11 Cases, if the order of the Bankruptcy Court confirming the Combined DS and Plan pursuant to section 1129 of the Bankruptcy Code has not been obtained by April 28, 2023, and with respect to the CCAA Proceeding, if the transaction contemplated by the SISP has not been consummated by June 30, 2023, provided that such date shall be extended by up to 90 days where regulatory approvals are the only material remaining conditions to closing (the “Outside Date”). The Company Parties may also terminate the TSA upon the occurrence of certain specified events, including, without limitation, if the board of directors, board of managers or similar governing body of a Debtor, after consultation with counsel, reasonably determines in good faith that continued performance under the TSA would be inconsistent with the exercise of its fiduciary duties under applicable law.

A copy of the TSA will be filed as an exhibit to an Amendment on Form 8-K/A to this Current Report on Form 8-K (this “Form 8-K”), the terms of which are incorporated herein by reference, and the foregoing description of the TSA and the transactions contemplated thereby is qualified in its entirety by reference thereto.

The information contained in the TSA and the Transaction Documents and this Form 8-K is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities, loans or other instruments of the Company, nor does it constitute a solicitation of consent from any persons with respect to the Transactions. The terms of the TSA and the Transaction Documents are subject to approval by the Bankruptcy Court and the Canadian Court, among other conditions. Although the Company Parties intend to pursue the Transactions contemplated by the TSA and the Transaction Documents, there can be no assurance that the Company Parties will be successful in completing the Transactions on the terms set forth in the TSA and the Transaction Documents or at all.

SISP and Related Stalking Horse Asset Purchase Agreement

In connection with the CCAA Proceeding, LoyaltyOne intends to seek Canadian Court approval of the sale and investment solicitation process (the “SISP”). On March 10, 2023, LoyaltyOne entered into an Asset Purchase Agreement (the “Stalking Horse Transaction Agreement”) with Bank of Montreal, a Schedule I bank under the Bank Act (Canada) (the “Stalking Horse Purchaser”), in connection with the proposed SISP to facilitate the sale of all or substantially all of the assets of LoyaltyOne (including the “AIR MILES” rewards program) (collectively, the “Business”) and the assumption of certain liabilities of LoyaltyOne relating thereto, in each case subject to Canadian Court approval and pursuant to the CCAA, as further described below (the “Stalking Horse Transaction”).

Pursuant to the SISP, if approved by the Canadian Court, interested parties would be invited to participate and submit binding offers in accordance with the SISP. If one or more qualified bids (other than the transaction contemplated by the Stalking Horse Transaction Agreement) were to be received by the qualified bid deadline as provided for in the SISP, then LoyaltyOne would intend to proceed with an auction to determine the successful bid, subject to the terms of the SISP.

The Stalking Horse Transaction Agreement contemplates that, among other things: (i) the Stalking Horse Purchaser will acquire all of the assets, other than the Excluded Assets (as defined in the Stalking Horse Transaction Agreement) (the “Purchased Assets”) relating to the Business, including but not limited to all cash of LoyaltyOne (except for cash advanced pursuant to the CCAA DIP Facility and cash paid in satisfaction of the Purchase Price (as defined below)), all contracts related to the Business or the Purchased Assets as set forth in the disclosure letter (the “Assumed Contracts”), all intellectual property of LoyaltyOne held for, used in, or relating to the Business, all goodwill relating to the Business and all rights and interests of LoyaltyOne in and to contracts in respect of services that LoyaltyOne receives from any of its affiliates or Bread Financial Holdings, Inc., a Delaware Corporation (“Bread”) or any of its affiliates; (ii) “Excluded Assets” include, but are not limited to, assets that are located exclusively outside Canada and do not relate to the Business, all Claims (as defined in the Stalking Horse Transaction Agreement) against Bread and all Tax Attributes (as defined in the Stalking Horse Transaction Agreement) of LoyaltyOne; (iii) the purchase price (the “Purchase Price”) payable pursuant to the Stalking Horse Transaction Agreement is: (A) $160,000,000 payable in cash less (x) the amount by which the Final Value of the Reserve Fund is less than the Final Required Reserve Amount, (y) the Final Trade Creditor Amount, and

(z) the Final Cure Cap Adjustment (as such capitalized terms are defined in the Stalking Horse Transaction Agreement) (the “Cash Purchase Amount”); plus (B) (y) the amount of the Assumed Liabilities (as defined in the Stalking Horse Transaction Agreement) as of the time of the closing of the Stalking Horse Transaction and (z) the aggregate amount of all transfer taxes payable in respect of the transaction; (iv) the Stalking Horse Purchaser shall satisfy the Purchase Price by assuming the Assumed Liabilities, paying in cash the amount of the transfer taxes in respect of the Stalking Horse Transaction, and as to the Final Cash Purchase Amount: by (1) depositing cash in the Adjustment Escrow Amount with the Monitor in trust as security for any Settlement Payment (as such capitalized terms are defined in the Stalking Horse Transaction Agreement); and (2) paying in cash the remaining amount of the Cash Purchase Amount after applying the payment of the Adjustment Escrow Amount in accordance with (1) above, subject to certain adjustments; (v) the Assumed Liabilities under the Stalking Horse Transaction Agreement are all liabilities and obligations of LoyaltyOne with respect to the Business and/or the Purchased Assets other than the Excluded Liabilities (as defined in the Stalking Horse Transaction Agreement); (vi) the Assumed Liabilities include, but are not limited to, LoyaltyOne’s obligations arising under the Assumed Contracts, provided such contracts are assigned to the Stalking Horse Purchaser, certain obligations of LoyaltyOne to employees, and all obligations of LoyaltyOne to “Collectors” (as that term is understood in the context of the AIR MILES program); (vii) the Stalking Horse Purchaser will not assume any liabilities of LoyaltyOne or its affiliates that are not Assumed Liabilities and (viii) a break-up fee of $3,000,000 and, subject to certain exceptions, a reimbursement of the Stalking Horse Purchaser’s documented reasonable out of pocket third party expenses incurred in connection with the foregoing (subject to a cap of $1,000,000) to be paid to the Stalking Horse Purchaser if (A) the Stalking Horse Transaction is not consummated for any reason (other than for a termination by LoyaltyOne for cause or with the mutual consent of the Stalking Horse Purchaser) and (B) a bid other than the Stalking Horse Purchaser’s is selected as the successful bid in connection with the SISP.

The Stalking Horse Transaction Agreement contains representations and warranties of LoyaltyOne and the Stalking Horse Purchaser. The parties’ obligations under the Stalking Horse Transaction Agreement are conditioned upon the satisfaction or waiver of all applicable conditions set forth in the Stalking Horse Transaction Agreement, including, among others, the entry by the Canadian Court of the SISP order, the selection of the Stalking Horse Transaction Agreement as the successful bid in accordance with the SISP and the receipt of the required approvals.

The Stalking Horse Transaction Agreement will be terminable by the Stalking Horse Purchaser or LoyaltyOne if, among other reasons: (i) the Canadian Court or other court or governmental authority takes action to prohibit the transfer of the Purchased Assets to the Stalking Horse Purchaser; (ii) the effective date of the transactions contemplated by the Stalking Horse Transaction Agreement does not occur by the Outside Date; or (iii) the Stalking Horse Purchaser’s bid is not selected as the successful bid in accordance with the SISP. The Stalking Horse Purchaser will be entitled to terminate the Stalking Horse Transaction Agreement if, among other reasons, certain conditions are not achieved by the earlier of their deadline or the closing date of the Stalking Horse Transaction, or the Canadian Court approves any amendments or modifications to the SISP that materially and adversely affect the rights and obligations of the Stalking Horse Purchaser pursuant to the Stalking Horse Transaction Agreement.

A copy of the Stalking Horse Transaction Agreement will be filed as an exhibit to an Amendment on Form 8-K/A to this Form 8-K, the terms of which are incorporated herein by reference, and the foregoing description of the Stalking Horse Transaction Agreement and the transactions contemplated thereby is qualified in its entirety by reference thereto.

CCAA Debtor-in-Possession Credit Facility

The TSA and the CCAA DIP Term Sheet contemplate that, in connection with the SISP, subject to approval by the Canadian Court through the entry of an initial order (the “Initial Order”) among other conditions precedent, LoyaltyOne, as borrower, and the Stalking Horse Purchaser, as lender, will enter into a Debtor-in-Possession Credit Facility (the “CCAA DIP Facility”). If the CCAA DIP Facility were to be approved by the Canadian Court as proposed, it would provide that the Stalking Horse Purchaser will make available to LoyaltyOne, a non-revolving, secured credit facility in the amount of $70,000,000. Advances under the CCAA DIP Facility (each, a “CCAA DIP Advance”) would be in the minimum principal amount of $100,000 and in increments of $100,000 and would be funded within two business days following delivery of the drawdown certificate for the related CCAA DIP Advance unless one or more of the conditions precedent to such advance had not been met or the occurrence of an event of default under the CCAA DIP Facility were continuing.

The proceeds of each CCAA DIP Advance would be applied by LoyaltyOne solely in accordance with the CCAA DIP Agreement Cash Flow Projections (as defined in the CCAA DIP Term Sheet), subject to certain permitted variances, or as may otherwise be agreed to in writing by the Stalking Horse Purchaser in its sole discretion from time to time.

All obligations of LoyaltyOne under or in connection with the CCAA DIP Facility would be secured by a Canadian Court-ordered charge (the “CCAA DIP Charge”) over all present and after-acquired property, assets and undertakings of LoyaltyOne (collectively, the “Collateral”). The CCAA DIP Charge would be a priority charge that ranks ahead of the security interest in the collateral securing the Credit Agreement but would be subject to and rank behind certain priority charges related to the CCAA Proceeding set forth in the CCAA DIP Facility.

The outstanding principal amount of all CCAA DIP Advances would bear interest at a rate per annum equal to the Base Rate (as defined in the CCAA DIP Term Sheet) plus 6%, and upon the occurrence and during the continuance of an event of default, the interest rate would increase by an additional 2% per annum, calculated and payable monthly in arrears on the last business day of each calendar month, and such interest would be paid by adding accrued interest to the principal amount of the obligations on the last business day of each calendar month.

The aggregate principal amount owing under the CCAA DIP Facility, all accrued and unpaid interest and all fees and expenses incurred by the Stalking Horse Purchaser as provided in the CCAA DIP Facility (collectively, the “CCAA DIP Obligations”) would be repaid in full on the earliest to occur of: (i) the occurrence of any event of default under the CCAA DIP Facility that is continuing, has not been cured or waived in writing by the Stalking Horse Purchaser, in its sole discretion, and where the Stalking Horse Purchaser has notified the Borrower in writing that the CCAA DIP Obligations have been accelerated upon the occurrence of an event of default; (ii) the closing of one or more sale transactions for all or substantially all of the assets of LoyaltyOne approved by an order of the Canadian Court, including in connection with the SISP; (iii) the Stalking Horse Transaction Agreement is the successful bid in the SISP but is unable to be completed and closed due to the failure of any condition precedent to be satisfied by the closing date of the Stalking Horse Transaction, which condition precedent has not been waived by LoyaltyOne or the Stalking Horse Purchaser, as applicable and (iv) June 30, 2023 (the “CCAA DIP Maturity Date”). If the CCAA DIP Term Sheet is approved by the Canadian Court as proposed, it would provide that the CCAA DIP Maturity Date may be extended at the request of LoyaltyOne with the prior written consent of the Stalking Horse Purchaser, in its sole discretion, for such period and on such terms and conditions as LoyaltyOne and the Stalking Horse Purchaser may agree.

LoyaltyOne would be able to prepay the CCAA DIP Obligations at any time prior to the CCAA DIP Maturity Date in minimum amounts of $500,000 and in increments of $100,000 in excess thereof, without premium or penalty. Any amounts so prepaid could not be re-borrowed by LoyaltyOne.

Subject to the terms of the CCAA DIP Facility if approved by the Canadian Court as proposed, and the Initial Order or an amended and restated Initial Order, as applicable, LoyaltyOne would be permitted to use proceeds of CCAA DIP Advances to make first lien priming loans with superpriority administrative expense status to the Company provided that the conditions precedent set forth in the CCAA DIP Facility are satisfied or waived in writing by the Stalking Horse Purchaser in its sole discretion, prior to LoyaltyOne making any such intercompany loan. The CCAA DIP Facility would include representations from LoyaltyOne that are customary for debtor-in-possession financings. The CCAA DIP Facility would also include various affirmative and negative covenants applicable to LoyaltyOne, including a covenant to keep the Stalking Horse Purchaser apprised on a timely basis of all material developments with respect to the Collateral and the business and affairs of LoyaltyOne, and a covenant to conduct the SISP strictly in accordance with its terms (including milestones and timelines) and to strictly comply with the SISP order. The CCAA DIP Facility would also include other customary covenants for debtor-in-possession financings of this type, including restrictions on the incurrence of indebtedness, incurrence of liens, mergers, sales and other dispositions of property and other fundamental changes (other than in accordance with the SISP).

The CCAA DIP Facility would provide for customary events of default, including defaults resulting from non-payment of principal, interest or other amounts when due, failure to perform or observe covenants, and the failure to complete the SISP by the Outside Date.

Item 1.03. Bankruptcy or Receivership.

U.S. and Canadian Filings for Creditor Protection

As set forth in Item 1.01 of this Form 8-K, on the Petition Date, the Debtors filed the Chapter 11 Cases in the Bankruptcy Court. The Debtors are requesting joint administration of the Chapter 11 Cases under the case number 23-90111 (CML). In addition, LoyaltyOne intends to seek creditor protection under the CCAA in the Canadian Court.

The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To assure ordinary course operations during the pendency of the Chapter 11 Cases, the Debtors are seeking approval from the Bankruptcy Court for a variety of “first day” motions seeking customary relief and authorizing the Debtors to maintain their operations in the ordinary course. The Company has also filed a motion (the “NOL Motion”) seeking entry of an order establishing procedures relating to transfers of the Company’s common stock, par value $0.01 per share (“Common Stock”) in order to preserve certain of the Company’s tax attributes. A copy of the NOL Motion can be obtained on the Restructuring Website (as defined below).

Similarly, LoyaltyOne anticipates that it will bring an application for an Initial Order seeking customary relief from the Canadian Court under the CCAA. In those circumstances, it is expected that LoyaltyOne will continue to operate its business as a “debtor-in-possession” and will be authorized by the Canadian Court to maintain its operations in the ordinary course.

The information under the headings “Transaction Support Agreement” and “SISP and Related Stalking Horse Asset Purchase Agreement” set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases on the Petition Date as described in Item 1.03 of this Form 8-K constituted an event of default under the Credit Agreement. The Credit Agreement provides that as a result of the Chapter 11 Cases, the obligations thereunder, including principal and interest, are immediately due and payable including the approximately $32,000,000 aggregate principal amount of the Revolving Loans under the Credit Agreement, the approximately $161,875,000 aggregate principal amount of the Term A Loans under the Credit Agreement, and the approximately $462,500,000 aggregate principal amount of the Term B Loans under the Credit Agreement, outstanding thereunder. Any efforts to enforce such payment obligations under the Credit Agreement against the Debtors are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Credit Agreement are subject to the applicable provisions of the Bankruptcy Code. LoyaltyOne also intends to seek approval from the Canadian Court for a stay of proceedings (including without limitation in respect of payment obligations under the Credit Agreement) in connection with protection to be sought under the CCAA.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 9, 2023, the Company’s board of directors (the “Board”) concluded that it is in the best interests of the Company to voluntarily delist the Common Stock from The Nasdaq Stock Market, LLC (“Nasdaq”) and voluntarily deregister from Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On March 10, 2023, the Company notified Nasdaq of its intent to file a Form 25 Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission (the “SEC”) on or about March 20, 2023 to effect the voluntary delisting of the Common Stock from Nasdaq. The Company expects the delisting to be effective on or about March 30, 2023. The Common Stock may be eligible to be quoted on the Pink Open Market operated by the OTC Markets Group Inc. if a market maker sponsors the security and complies with Rule 15c2-11 under the Exchange Act, but the Company can provide no assurances that a public market for trading the Common Stock will exist now or in the future.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2023, Brand Loyalty International B.V. (“BrandLoyalty”), a subsidiary of the Company, entered into a Settlement Agreement (the “Settlement Agreement”) with Claudia Mennen, former chief executive officer of BrandLoyalty. Pursuant to the Settlement Agreement and in satisfaction of her statutory notice period, Ms. Mennen’s employment agreement shall terminate by mutual consent on June 30, 2023, or such earlier date as the parties may further agree (the “Termination Date”). The Settlement Agreement provides for a waiver of Ms. Mennen’s employment agreement terms with regard to severance as well as any entitlement to bonus amounts for 2022 and 2023. In consideration for a release, a non-disparagement agreement and her continued agreement not to disclose confidential information, Ms. Mennen will receive salary and benefits continuance until the Termination Date, and BrandLoyalty will directly reimburse Ms. Mennen’s legal counsel. All unvested equity awards and time-based cash awards outstanding under the Company’s 2021 Omnibus Incentive Plan as of March 9, 2023 were forfeited in accordance with their terms.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Chapter 11 Cases Press Release

On March 10, 2023, the Company issued a press release announcing the filing of the Chapter 11 Cases, the commencement of the CCAA Proceedings and the Company commencing the process of voluntarily delisting its Common Stock from Nasdaq and voluntarily deregistering from Section 12(b) of the Exchange Act. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

LoyaltyOne/Bank of Montreal Press Release

On March 10, 2023, LoyaltyOne and Bank of Montreal issued a joint press release announcing entry into the Stalking Horse Transaction Agreement. A copy of such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information on the Chapter 11 Cases

For Bankruptcy Court filings and other additional information related to the Chapter 11 Cases available from time to time, please see https://cases.ra.kroll.com/LVI, a website administered by Kroll Restructuring Administration LLC, a third party bankruptcy claims and noticing agent (the “Restructuring Website”). The information on the Restructuring Website is not incorporated by reference into, and does not constitute part of, this Form 8-K.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that its equity holders may experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Disclosure Information

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under Item 7.01 of this Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for any purpose. This Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this Item 7.01, Exhibit 99.1 and Exhibit 99.2 attached hereto in such filing.

Caution Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially for a variety of reasons, including, among others, our high level of indebtedness; increases in market interest rates; the potential failure to satisfy the closing conditions under the purchase agreement for our BrandLoyalty business, which may result in the sale transaction not being consummated; the potential failure to satisfy the borrowing conditions under the bridge loan agreement in connection with the sale of our BrandLoyalty business, which may result in the BrandLoyalty business not being able to obtain bridge loans, which could lead to the insolvency of the BrandLoyalty business; continuing impacts related to COVID-19, including variants, labor shortages, reduction in demand from clients, supply chain disruption for our reward suppliers and capacity constraints, rising costs or other disruptions in the airline or travel industries; changes in geopolitical conditions, including the Russian invasion of Ukraine and related global sanctions and Russian restrictions or actions with respect to local assets; fluctuation in foreign exchange rates; execution of restructuring plans and any resulting cost savings; loss of, or reduction in demand for services from, significant clients; loss of active AIR MILES® Reward Program collectors or greater than expected redemptions by the same; unfavorable resolution of pending or future litigation matters; disruption to operations due to the separation from our former parent or failure of the separation to be tax-free; new regulatory limitations related to consumer protection or data privacy limiting our services; loss of consumer information due to compromised physical or cyber security; the TSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, or if certain other events occur; our ability to operate within the restrictions and the liquidity limitations of the CCAA DIP Term Sheet; our receipt of other acquisition bids and negotiations with associated bidders in connection with the SISP; and the ability to obtain relief from the Bankruptcy Court to facilitate the smooth operation of our businesses during the Chapter 11 Cases and other risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, our ability to obtain approval of the Bankruptcy Court and the Canadian Court with respect to motions or other requests made to the Bankruptcy Court and the Canadian Court throughout the course of the Cases, including with respect to the CCAA DIP Term Sheet, the SISP, and the entering into the Stalking Horse Transaction Agreement or the consummation of the transactions contemplated therein, the effects of the Cases on us and on the interests of various constituencies, Bankruptcy Court and Canadian Court rulings in the Cases and the outcome of the Cases in general, the length of time we will operate under the Cases, risks associated with third-party motions in the Cases, regulatory approvals required to emerge from chapter 11, the potential adverse effects of the Cases on our liquidity or results of operations and increased legal and other professional costs in connection with the Cases. We believe that our expectations are based on reasonable assumptions. No assurances can be given that our expectations will prove to be correct. Additional risks and uncertainties are set forth in the Risk Factors section of both (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and (2) any updates in Item 1A, or elsewhere, in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K or any updates thereto. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1+	Settlement Agreement, dated March 9, 2023, by and between Brand Loyalty International B.V. and Ms. C.M.P. Mennen-Vermeule.

99.1	Chapter 11 Cases Press Release, dated March 10, 2023.

99.2	LoyaltyOne/Bank of Montreal Press Release, dated March 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information has been excluded from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loyalty Ventures Inc.

Date: March 10, 2023	By:	/s/ Cynthia L. Hageman
Cynthia L. Hageman
Executive Vice President, General Counsel and Secretary